EX-99.g.1.v

EXECUTION

AMENDMENT NO. 7
TO

MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of July 30, 2024 (the “Effective Date”) to that certain Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between each investment company set forth on Appendix D thereto (each an “Existing Fund” and collectively, the “Existing Funds”), on behalf of its respective Series, and The Bank of New York Mellon (the “Custodian”).

BACKGROUND:

A.	Custodian serves as custodian and performs certain services for the Existing Funds pursuant to the Agreement.

B.	The New Fund (defined below, and collectively with the Existing Funds, the “Funds”) is not a registered investment company and desires to retain the Custodian to act as custodian of its assets and to perform the services described in the Agreement as amended hereby.

C.	The parties desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made part of this Amendment

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1. The Agreement is hereby amended as of the Effective Date by adding the following Fund (“New Fund”) to Appendix D of the Agreement:

     Chattanooga Opportunities LLC

2. Miscellaneous.

     (a) Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Agreement.

     (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

     (c) The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

     (d) If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

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[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President

CHATTANOOGA OPPORTUNITIES LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Chattanooga Opportunities LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser
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By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President
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IVY ASF III, LLC By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy ASF III, LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment
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By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President

IVY WGA ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy WGA ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President
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DELAWARE GROUP ADVISER FUNDS

DELAWARE GROUP CASH RESERVE

DELAWARE GROUP EQUITY FUNDS II

DELAWARE GROUP EQUITY FUNDS IV

DELAWARE GROUP EQUITY FUNDS V

DELAWARE GROUP GOVERNMENT FUND

DELAWARE GROUP INCOME FUNDS

DELAWARE GROUP STATE TAX-FREE INCOME TRUST

DELAWARE GROUP TAX-FREE FUND

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

VOYAGEUR INSURED FUNDS

VOYAGEUR MUTUAL FUNDS

VOYAGEUR MUTUAL FUNDS II

DELAWARE GROUP GOVERNMENT FUND

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS

DELAWARE POOLED TRUST

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VOYAGEUR TAX FREE FUNDS

DELAWARE VIP TRUST

IVY FUNDS

IVY VARIABLE INSURANCE PORTFOLIOS

By:	/s/ Daniel Geatens
Name:	Daniel Geatens
Title:	Senior Vice President
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